SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: May 1, 2007
(Date of earliest event reported)

eLEC COMMUNICATIONS CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465	13-2511270
(Commission File No.)	(I.R.S. Employer
Identification No.)

75 South Broadway, Suite 302
White Plains, New York 10601
(Address of principal executive offices; zip code)

(914) 682-0214
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17
CFR 240.13e-4(c))
404839/04081.00042

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

On May 1, 2007 and on May 2, 2007, The Company sold promissory notes (“Notes”)
totaling $275,000 to two investors (“Investors”). The Notes are unsecured and mature on
October 31, 2007, or sooner in the event the Company raises equity of $1 million or more.
Interest is payable at an annual rate of 12%.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

In conjunction with the sale of the Notes, the company issued warrants to the Investors and to a finder to purchase up to an aggregate of 860,000 shares of Common Stock at an exercise price of $0.27 per share. Warrants for the exercise of 810,000 shares expire on May 1, 2009 and the remainder expires on May 1, 2010. The warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering and satisfied the conditions of Rule 506 of the Act.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1	Form of Note.

10.2	Form of Warrant.

404839/04081.00042

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLEC COMMUNICATIONS CORP.

Date:	May 7, 2007	By:	/s/ Paul H. Riss
Paul H. Riss
Chief Executive Officer

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